                                                                   EXHIBIT 10.10


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                         LICENSE AND MARKETING AGREEMENT
                          BETWEEN OPEN SOLUTIONS INC. &
                    CONNECTICUT ON-LINE COMPUTER CENTER, INC.


         This Software License Agreement (the "Agreement") is entered into as of December 9, 1997 (the "Effective Date") by and between Connecticut On-line Computer Center, Inc. (COCC), a Connecticut corporation with its principal place of business at, 135 Darling Drive, Avon Park South, Avon, CT 06001 and Open Solutions Inc. (OSI), a Delaware corporation with its principal place of business at 300 Winding Brook Drive, Glastonbury, CT 06033.

                                    RECITALS

         A. COCC is a leading provider of comprehensive data processing outsourcing services to financial institutions in the Northeast region of the United States.

         B. OSI is the developer and owner of The Complete Banking Solution(TM) ("System") and is a leading supplier of client/server software and information services to financial institutions.

         C. The parties wish to establish an agreement whereby (i) COCC will be the Regional Outsourcing Data Center providing the System to Financial Institutions in Connecticut, Vermont, New Hampshire, Maine, Massachusetts, Rhode Island, New York and any additional states as mutually added to this Agreement;
(ii) OSI will license to COCC the OSI Proprietary Software, OSI Interface Software and related Documentation used in connection with the System; (iii) the parties will engage in certain marketing and selling activities; and (iv) COCC will be a recommended preferred provider of certain related services.

         Now, therefore, in consideration of the mutual obligations set forth herein, the parties agree as follows.

         1    DEFINITIONS.

              1.1 Assets - shall mean the total dollar value of a Financial Institution's accounts which are processed by COCC as a Regional Outsourcing Data Center, as defined below.

              1.2 Change of Control - shall mean with respect to a particular entity (i) the consummation of a merger or consolidation of that entity with another in which the owners of interests (shares or otherwise) of the particular entity immediately prior to the consummation of such transaction do not own at least 65% of the ownership interests of the surviving successor, acquiring or assuming entity; (ii) the sale of all or substantially all the assets of such entity; or (iii) the acquisition of beneficial ownership by any person (including a group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of 35% or more of the outstanding ownership interests of such entity. For the purposes of this agreement an initial public offering of OSI or COCC shall not be deemed a change in control.

              1.3 COCC Territory - shall mean those Financial Institutions located in Connecticut, Vermont, New Hampshire, Maine, Massachusetts, Rhode Island, New York and any additional states as added to this Agreement by written mutual agreement, including all branches, whether located in or outside of the above states, of those Financial Institutions.

              1.4 Conversion - shall mean the process of converting a Customer's data to the System.

              1.5 Conversion Date - shall mean the date on which live production begins. Live production shall mean the time when Customer uses the System or portions thereof to execute transactions, produce reports or retrieve information from the OSI Database Model in a production (non-test) environment.

              1.6 Customer - shall mean any Financial Institution for which COCC provides data processing Outsourcing Services using the System, including all branches of such Financial Institution.

              1.7 Designated Hardware and Operating Systems - the preferred hardware and operating software upon which the OSI Proprietary Software and OSI Interface Software is intended to run as defined in Schedules A, B and C; as attached hereto and as amended from time to time.

              1.8 Documentation - shall mean all user manuals, system guides and related publications and any developers' notes or similar written material for the OSI Proprietary Software and OSI Interface Software.

              1.9 Enhancements - shall mean all upgrades, improvements, modifications and updates to the OSI Proprietary Software and OSI Interface Software made available to OSI or COCC customers, but shall not include software programs created by COCC that are intended to operate as stand-alone software programs independently, but which may interface with the OSI Database Model, OSI Proprietary Software and OSI Interface Software.

              1.10 Financial Institution - shall mean all classes of banks, including those chartered under state or federal law, commercial banks, savings banks, mutual savings banks, thrift institutions, savings and loan associations, credit unions and branches thereof.

              1.11 Interface Software - shall mean software other than the OSI Interface Software, including software developed by COCC, used to interface between and among the various application software included in the System and between and among peripherals for use in connection with the System.

              1.12 License - shall mean the restricted non-transferable, non-assignable right granted to COCC hereunder for the use by COCC and COCC's Customers of the OSI Proprietary Software and OSI Interface Software within their own data processing facilities to provide data processing facilities and services by COCC as a Regional Outsourcing Data Center to its Customers during the term of this Agreement.

              1.13 License Fee - shall mean the amount paid to OSI by COCC to obtain the rights to use the System as further described in Section 7 herein.

              1.14 Master Copy - shall mean the source code and object code form copy of the OSI Proprietary Software and OSI Interface Software and the data base code for the OSI Database Model to be delivered upon execution of this Agreement and thereafter from time to time as such code is enhanced and revised by OSI to reflect the most current versions made available by OSI for use with the System.

              1.15 OSI Database Model - shall mean the database code and resulting database model developed by OSI and included in the System.

              1.16 OSI Proprietary Software - means collectively, the version(s) of software as set forth in object code format, and database code format with respect to the OSI Database Model, together with the Documentation to be provided to COCC by OSI, for use in connection with the System, including updates, Enhancements and modifications of such software, database code and Documentation that may be provided by OSI to COCC from time to time, which in its current form is attached hereto as Schedule D.

              1.17 OSI Interface Software - shall mean that software developed and owned by OSI, or licensed to OSI used to interface between and among various application software and between and among peripherals for use in connection with the System, initially identified on Schedule E hereto, as may be amended from time to time by OSI by written notice to COCC.

              1.18 Outsourcing Services - shall mean the outsourcing by Financial Institutions of data processing and other information processing services from a third party that provides such services remotely from its data center facilities.\

              1.19 Pilot Institutions - shall mean the first three (3) Customers where the System is installed, Conversion is complete, and live production of Outsourcing Services is provided by COCC.

              1.20 Regional Outsourcing Data Center - shall mean data center facilities located within a specified territory that provides remote data processing and other information processing services to Financial Institutions located within such specified territory.

              1.21 System - shall mean The Complete Banking Solution client server, relational data base, operating in a Windows(TM) environment as proprietary software of OSI, including the OSI Proprietary Software and OSI Interface Software, as it may exist from time to time during the term of this Agreement, for use on the Designated Hardware and Operating Systems. The System shall not include raw data exported from the System or Database Model.

              1.22 Third Party Software (TPS) - shall mean the software developed and owned by an entity or person other than OSI used, or available for use, in connection with the System, as initially shown on Schedule F.

         2    GRANT AND ACCEPTANCE OF SOFTWARE AND TRADEMARK LICENSE.

              2.1 Subject to the terms and conditions of this Agreement, OSI hereby grants to COCC and COCC hereby accepts from OSI under all of OSI's patents, trademarks and copyrights, as well as any know-how or trade secrets related to the System and Documentation, a non-transferable, nonassignable license to: duplicate, copy, distribute, display, use, adapt, modify, market, and advertise the System during the term of this Agreement as a Regional Outsourcing Data Center to Financial Institutions in the COCC Territory and such additional states as may be added from time to time by written mutual agreement. Such agreement shall not be unreasonably withheld. Notwithstanding the foregoing or anything to the contrary in this Agreement, the license granted hereby to duplicate, copy, use, adapt and modify the System shall be perpetual upon the payment of the Down Payments as defined herein. It is understood and agreed that all right, title and interest to all Enhancements made by COCC in and to the System and Documentation and all inventions, copyrights, trade secrets and other intellectual property rights therein shall vest in OSI.

              2.2 OSI hereby grants to COCC and COCC hereby accepts from OSI a non-exclusive, nontransferable and non-assignable right to use the OSI trade name and The Complete Banking Solution(TM) trademark for the sole purpose of the promotion and marketing of the System. COCC agrees to reproduce OSI's trademarks and proprietary rights notices as necessary and appropriate on the products and services provided by COCC to the Customer. Any and all OSI trademarks and trade names which COCC uses in connection with the rights granted hereunder are and remain the exclusive property of OSI. Notwithstanding the foregoing, COCC has the right to re-name the System or any component thereof in accordance with COCC's own marketing plans to its Customers, so long as COCC gives attribution to OSI for the use of The Complete Banking Solution(TM) trademark or OSI's proprietary rights.

         3    DELIVERY OF CODE.

              3.1 Upon execution of this Agreement, OSI shall deliver to COCC a Master Copy of the OSI Proprietary Software and OSI Interface Software in source code and object code form, and a Master Copy of the database code for the OSI Database Model, on disk. At all times during the term of this Agreement, OSI shall deliver to COCC within sixty (60) days of a general software release to its customers new Master Copies of the OSI Proprietary Software, OSI Interface Software and OSI Database Model so that COCC has available to it the most current version of the System, including any and all Enhancements, offered by OSI to its customers or made available by OSI to its customers together with copies of corresponding amendments to the Escrow Agreement, as defined below, adding any such general release or Enhancement to the materials on deposit with the escrow agent. As part of the License granted hereunder, COCC shall have the right to copy, modify and use `such Master Copies and Documentation for use in connection with its Outsourcing Services to Customers and for other purposes contemplated hereunder, including archival, testing, support backup, disaster recovery, and demonstration.

              3.2 At all times during the term of this Agreement, COCC shall deliver to OSI within sixty (60) days of a general software release to its customers Master Copies of the OSI Proprietary Software, OSI Interface Software and OSI Database Model as modified by COCC so that OSI has available to it the most current version of the System used by COCC, including any and all Enhancements, offered by COCC to its customers or made available by COCC to its customers.

         4    EXCLUSIVITY.

              4.1 EXCLUSIVE REGIONAL OUTSOURCING DATA CENTER. COCC shall have an exclusive License, subject to paragraph 4.2 below, to use the System to provide Outsourcing Services as the Regional Outsourcing Data Center to Financial Institutions located in the COCC Territory or other states added by mutual written agreement. Such agreement shall not be unreasonably withheld. OSI's breach of the foregoing shall be deemed a material breach under the Agreement, provided however, OSI shall have the opportunity to cure any such breach upon 30 days written notice.

              4.2 REASONABLE COMMERCIAL EFFORTS AND COCC EXCLUSIVITY. COCC shall use reasonable commercial efforts in seeking agreements to provide Outsourcing

Services to new and existing Financial Institutions. To retain the marketing exclusivity agreement set forth in paragraph 4.1 above, within three years following the Conversion Date of the Pilot Institutions, COCC must have a number of Customers equal to each of the aggregate number of Financial Institutions for which COCC provides Outsourcing Services as of the date of this Agreement. In the event that COCC does not have such a number of Customers after three years following the date hereof, OSI shall have the right to license the System for use by other Outsourcing Services providers in the COCC Territory. The aggregate number of Financial Institutions for which COCC provides Outsourcing Services as of the date of this Agreement is set forth on Schedule G.

              4.3 OSI EXCLUSIVITY. OSI shall be the exclusive provider of client/server core data processing software for COCC during the shorter of (i) the term of this Agreement or (ii) for so long as COCC retains the right to maintain exclusivity as the only Regional Outsourcing Data Center within the COCC territory. COCC'S breach of the foregoing shall be deemed a material breach under the Agreement, provided however, COCC shall have the opportunity to cure any such breach upon notice as provided in Section 16.2.2 herein. The parties agree that COCC's parallel mainframe software that provides substantially the same service as the System shall not be considered client/server core data processing software and any software installed and used on COCC's mainframes shall not violate the terms of this Agreement.

              4.4 CHANGE IN CONTROL. OSI's obligations as to marketing exclusivity set forth in section 4.1 above, shall terminate in the event that OSI chooses not to reaffirm the Agreement within 180 days of a Change of Control of COCC. OSI reserves the right to restrict the license to the then existing Customers of COCC using the System at the time of a change of control of COCC.

         5    SALES AND MARKETING.

              5.1 TRAINING. OSI shall provide four weeks advance notice of its regularly scheduled and periodic special internal sales training programs, as well as any other internal training programs for sales and product support, customer service personnel and systems and software engineers. COCC shall have the right to include a reasonable number of its employees in such training programs, subject to class-size limitations, on a commercially reasonable fee basis. COCC shall be responsible for reasonable out-of-pocket costs and expenses directly resulting from the participation of its employees in such training programs as well as all reasonable travel costs.

              5.2 TRADE SHOWS. OSI and COCC shall use commercially reasonable efforts to provide each other with advance notice of their intent to participate in a trade show so that the parties may jointly participate.

              5.3 DEMONSTRATION. Upon execution of this Agreement, OSI shall provide to COCC a copy of OSI's demonstration program for sales and demonstration purposes and shall thereafter provide COCC with the most current version of such demonstration program as it may exist from time to time.

              5.4 MARKETING PLANS. COCC and OSI shall use commercially reasonable efforts following execution of this Agreement to develop a plan that reflects the parties joint sales and marketing efforts. The parties recognize that it is in the parties' best interest that the reputation of the System be upheld and, accordingly, they shall make commercially reasonable efforts to provide quality sales and service to COCC's Customers.

              5.5 SALES SUPPORT. OSI agrees to participate directly in any sales and marketing presentations to potential Customers and to otherwise be actively involved in providing sales support to COCC until COCC has entered into Outsourcing Services agreements for the Pilot Institutions. Thereafter, upon COCC's reasonable request, OSI shall provide appropriate sales support to assist COCC in its efforts to obtain additional Customers. COCC shall be responsible for OSI's reasonable expenses incurred for such support.

              5.6 NOTICE OF AGREEMENTS WITH CUSTOMERS. Unless specifically prohibited by the terms of such agreement, COCC shall provide written notice to OSI within thirty (30) days after each new Conversion Date. OSI shall have the right at its own expense to audit COCC for Financial Institutions utilizing the System. An audit may be done on a annual basis with fifteen (15) days notice to COCC. If any such audit shows any discrepancy of greater than five percent (5%) in the license fees owed to OSI, COCC shall pay the cost of the audit in addition to a one and one-half percent (1.5%) per month late fee for any outstanding balance discovered.

              5.7 PRESS RELEASES. The parties expect to issue a mutually agreed joint press release announcing the execution of this Agreement. Prior to such public announcement, neither party shall make any public disclosure of the existence or terms of this Agreement without the prior written consent of the other.

         6    CONVERSION AND PRODUCTION SUPPORT.

              6.1 PILOT INSTITUTIONS. In cooperation with COCC, OSI shall provide the Conversion, programming, operations, and training resources necessary to convert the Pilot Institutions, provided, however, COCC shall retain control of the Customer interface. COCC shall pay OSI all fees for the Conversion charged to and paid by the Pilot Institutions, or if no Conversion fee is charged by COCC, COCC

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



shall pay OSI its current conversion services per diem rate of [**] plus reasonable expenses. OSI shall prepare the Conversion plans and provide a copy to COCC.

              6.2 SUBSEQUENT CONVERSATIONS. COCC shall participate in the Pilot Institution Conversions as a training mechanism and shall be responsible for all subsequent Conversions following the Pilot Institutions. At COCC's request, OSI shall provide support and related production for any Conversions subsequent to the Pilot Institutions. COCC shall pay OSI for such assistance at the then current per diem rate for conversion services plus reasonable expenses.

         7    LICENSE FEES.

              7.1 LICENSE FEES FOR OUTSOURCING. COCC will pay OSI license fees based on an aggregate one-time License Fee tied to the total Assets under management by COCC. Upon the execution of this Agreement, COCC will pay OSI [**] an initial down payment and COCC will pay OSI an additional [**] down payment upon successful Conversion of the Pilot Institutions ("Down Payments"). COCC will pay to OSI a one-time fee of [**] of Assets of any Customer converted. Payments will be made monthly on an "as converted basis" and will cease for all Customers when an aggregate of [**] has been paid (inclusive of the Down Payments). The[**] shall be considered a cap on the total License Fees payable by COCC to OSI, subject to paragraph 7.3 below, but shall not be considered a minimum or guarantee of License Fees.

              7.2 RE-COMPUTATION. To retain the license fee pricing set forth in paragraph 7.1 above, COCC must, within [**] following the Conversion Date of the Pilot Institutions, have a number of Customers equal to [**] of the aggregate number of Financial Institutions for which COCC provides Outsourcing Services as of the date of this Agreement hereof and as set forth on Schedule G. In the event that COCC does not have such a number of Customers after [**] following the Conversion Date of the Pilot Institutions, OSI shall have the right to re-negotiate the amount of License Fees payable upon any Conversion occurring after such [**] period. The re-negotiated fees shall be subject to the following formula:

                    7.2.1 If COCC has converted [**] of Financial Institutions to the System, COCC shall pay to OSI a one-time fee of [**];

                    7.2.2 If COCC has converted [**] of Financial Institutions to the System, COCC shall pay to OSI a [**]; or

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                    7.2.3 If COCC has converted [**] of Financial Institutions to the System, COCC shall pay to OSI a one-time fee of [**].

              7.3 ASSETS OVER [**]. At no time shall the total License Fees payable by COCC to OSI exceed [**] during the first [**] of this Agreement. [**] after the execution date of this Agreement, COCC and OSI agree to jointly conduct an analysis of Financial Institutions using the System to determine any increase in aggregate Assets under management by COCC. COCC shall subsequently pay to OSI an additional onetime license fee in [**] annual installments of an amount equal to [**] in excess of [**] then under management by COCC for Customers using the System.

              7.4 MAINTENANCE FEES. COCC shall pay OSI on each anniversary date of this agreement, annual maintenance fees at a rate of [**] of the aggregate License Fees paid by COCC to OSI for the preceding year, excluding the Down Payments. Annual maintenance fees will be recalculated each year based on the annual balance of the aggregate License Fees paid. (Example: Year 3 maintenance fees = Year 2 License Fees x [**].) These maintenance fees may be reduced by mutual agreement if COCC assumes additional support responsibilities as set forth under Section 8.1 below. Further, subject to section 9.1 below, OSI agrees to credit COCC with up to [**] of annual maintenance fees in the event there shall be any mutually agreed upon development projects. Any maintenance fee credit shall be negotiated at the time any development project is mutually agreed upon and shall be credited to Maintenance Fees payable on the next anniversary date of this Agreement. COCC shall only be eligible for such credit after the Down Payments identified in Section 7.1 have been paid in full.

              7.5 [**]. OSI represents and warrants that [**] being provided hereunder are [**] under similar circumstances. If at any time OSI shall [**] provided hereunder to COCC, [**].

         8    SYSTEM SUPPORT.

              8.1 SOFTWARE SUPPORT. Irrespective of the termination of this Agreement, so long as COCC uses the System for any Customer, OSI shall be obligated to provide ongoing maintenance support to COCC for the OSI Proprietary Software and the OSI Interface Software. COCC agrees that it shall provide the first line of product and technical help desk support to its Customers. The first line of support shall include all of the day-to-day issues of functionality, error correction and customer service. In the event that COCC employees lack the requisite skills or knowledge to resolve an issue, OSI shall provide telephone consulting services only

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


to COCC designated personnel to assist such personnel in the resolution of such problems, relative to the System or Documentation. In no instance shall OSI provide direct support to COCC's Customers, unless by mutual written agreement executed by each of the parties hereto. Such OSI telephone consulting services shall be provided seven (7) days per week, twenty-four (24) hours per day for Priority A errors, as defined below, and during normal working hours for other errors. OSI shall furnish the names and telephone numbers of its contact personnel for both normal working hours and other times (e.g., holidays, weekends, etc.). COCC shall provide the names and telephone numbers of the designated COCC personnel assigned to work with OSI. COCC agrees to use commercially reasonable efforts to minimize the number of support contacts that it makes with OSI after the successful Conversion of the Pilot Institutions. COCC also agrees to provide OSI with a quarterly report recording all calls made to the COCC help desk, whether or not these calls were forwarded to OSI. After the successful Conversion of the Pilot Institutions, any call made by COCC to OSI that could have been reasonably resolved by COCC without OSI assistance or that was made in direct response to a modification to the System by COCC shall be chargeable to COCC as extraordinary support services at the rates set forth in Schedule H.

              8.2 SYSTEM ERRORS. OSI shall diligently work for the prompt resolution of defects and errors in the System or correction of errors or inconsistencies in the Documentation ("Correction"). Notwithstanding the foregoing section 8.1, in case of a system-down condition (i.e. Priority Code Emergency (A) as defined below) primarily attributable to OSI, COCC may utilize and designate any means of communication for both the reporting of errors and the correction thereof. OSI shall respond to and use commercially reasonable efforts to complete correction of errors, defects and malfunctions in accordance with the following schedule:

ERROR PRIORITY(1)           RESPONSE(2)              CLOSURE(3)
-----------------         --------------          ---------------
                          (Calendar Days)         (Calendar Days)

Emergency (A)                  [**]                     [**]
Critical (B)                   [**]                     [**]
Non-Critical (C)               [**]                     [**]

              (1)   PRIORITY
                    CODES:     A -  Catastrophic System or module failures
                                    that do not have a viable detour or
                                    workaround available.
                               B -  Problems that have been substantiated as a
                                    serious inconvenience to users, including any Priority A Error for which a viable detour or workaround is available.

                               C -  All other problems which the user can
                                    avoid or detour for which there is no
                                    urgency for a resolution.
              (2)   RESPONSE:       Response consists of providing, as
                                    appropriate, one or more of the following to
                                    the COCC designated personnel requesting a
                                    response: a workaround/detour, an existing
                                    Correction, a new Correction against
                                    reported product level only, an available
                                    release, a release commitment for Priority B
                                    and C, notification of a non-problem.
              (3)   CLOSURE:        Closure consists of providing a final
                                    Correction of the problem to the COCC
                                    designated personnel requesting Correction, including Enhancements to the System, and revised or new Documentation as necessary.

              8.3 PRIORITY "A" ERRORS. In the event OSI does not complete Correction of any Priority A Error within the applicable times set forth above, upon COCC's reasonable request, OSI shall furnish on-site maintenance support personnel, at the designated site, who shall remain at the site and provide support until the problem is corrected. In the event that the error is not due primarily to an error, defect, malfunction, or breach of warranty regarding the System or Documentation, COCC shall pay OSI at the rates set forth in Addendum 1 for time spent at the site and reimburse OSI for reasonable expenses incurred by said personnel. In the event that the Priority A Error is due to an error in or defect or malfunction of the System, OSI's liability shall be limited to the cost of repair or replacement, or if repair or replacement is commercially unavailable or unreasonable, to the Down Payments and aggregate License Fees paid by COCC.

              8.4 OPERATING SYSTEMS. OSI represents and Warrants that the System can operate under Microsoft Windows NT and the UNIX operating systems. OSI also represents and warrants, and COCC acknowledges, that the preferred operating system for the System is Microsoft Windows NT. However, should it be necessary for COCC to use the System under the UNIX operating system, OSI agrees to assist COCC in making the System operational. If COCC's need for operating under the UNIX operating system is due to the System's failure to perform in a commercially reasonable manner, then OSI's assistance with moving all software and data to the UNIX operating system will be at OSI's expense. If COCC chooses to use the UNIX operating system for any other reason, COCC will pay OSI's commercially reasonable current per diem rates for such assistance. Further, in the event that OSI provides COCC with a separate agreement for the license of operating systems in conjunction with the System, OSI agrees to pass all warranties of the operating system's owner through to COCC.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



         9    PRODUCT DEVELOPMENT.

              9.1 OSI'S OBLIGATIONS. OSI shall use reasonable commercial efforts to maintain the System as competitive in its marketplace. Appropriate representatives of both OSI and COCC shall meet on a quarterly basis to discuss and review OSI and COCC product development plans and for COCC to provide input based on competitive feature and function requirements. Both parties agree to use their commercially reasonable efforts to achieve mutual agreement on the specific features and phases of development. OSI shall credit COCC for maintenance fees payable under section 7.3 above based on COCC's commitment to develop features and functionality for the System that benefits Customers.

              9.2 INTELLECTUAL PROPERTY RIGHTS. The parties agree that all right, title and interest to all Enhancements and other derivative works made by COCC in and to the System and Documentation and all inventions, copyrights, trade secrets and other intellectual property rights therein shall vest in OSI; provided, however, that COCC shall have the right to use such Enhancements during the term of this Agreement and for so long as any Customer uses the System. OSI retains all ownership rights in the System as originally delivered to COCC as well as all rights in subsequent Enhancements made to the System by OSI, whether or not delivered to COCC. All products, derivative works or other intellectual property rights resulting from such development efforts shall be the property of OSI regardless of the manner of finding or control of the development resources, but shall not include software programs created by COCC that are intended to operate as stand- alone software programs independently, but which may interface with the OSI Proprietary Software and OSI Interface Software.

         10   THIRD PARTY PRODUCTS. Subject to limitations with the agreements between COCC, OSI and third parties, COCC shall [**], including but not limited to the Oracle seats, which are sold in conjunction with the System to support COCC's Outsourcing Services. Such third party products are listed on Schedule F, which may be amended by mutual written agreement from time to time.

         11   ESCROW OF SOURCE CODE.

              11.1 CONDITION PRECEDENT. As a condition precedent to this Agreement, OSI agrees to add COCC as a named third party beneficiary on the OSI escrow agreement ("Escrow Agreement") providing COCC with certain rights to the source code for the OSI Proprietary Software and the OSI Interface Software owned by OSI as set forth as Schedule E hereto and any Enhancements (the "Source Code") including without limitation the right to delivery by any escrow agent upon the occurrence of any triggering event as set forth in section 11.2 hereof ("Triggering Event") of the Source Code. As a further condition precedent to this Agreement, OSI shall deliver to COCC a copy of an executed Escrow Agreement instructing any escrow agent party to such Escrow Agreement to deliver copies of the Source Code to COCC upon the occurrence of any Triggering Event. The parties acknowledge that COCC will already have Master Copies of the software subject to the OSI escrow agreement. However, it is the parties' intent that in the event the terms of the OSI escrow agreement are triggered, COCC shall have full access and use of the source code maintained under the OSI escrow agreement, as well as the continued ability to provide the System to its Customers under the License granted in section 2 above.

              11.2  TRIGGERING EVENTS.

              Notwithstanding the terms of any escrow agreement between OSI and an escrow company, the following shall be considered triggering events which would allow COCC, as a third party beneficiary, access to and which would require release of the escrowed software programs contained in the System upon COCC's request:

                    11.2.1 OSI's voluntary or involuntary becoming or being declared insolvent or bankrupt;

                    11.2.2 OSI's becoming the subject of, and failing to cause its dismissal within sixty (60) days, any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it;

                    11.2.3 OSI's making an assignment for the benefit of all or substantially all of its creditors;

                    11.2.4 OSI's entering into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations;

                    11.2.5 OSI's failure to conduct business in the ordinary course of business;

                    11.2.6 OSI's failure to provide COCC with additional Master Copies of any software used in the System, upon reasonable written request by COCC and sixty (60) days written notice by COCC to request the software from the escrow company, in the event that COCC's access to additional Master Copies is commercially necessary.

              11.3 ESCROW OF SOURCE CODE. OSI shall at all times have the Source Code in an escrow.

              11.4 NOTICE OF TERMINATION OF ESCROW AGREEMENT. It shall be a term of any Escrow Agreement that the escrow agent shall notify COCC and that OSI shall notify COCC in the event that the Escrow Agreement is terminated for any reason and in no event shall such Escrow Agreement be terminated without providing COCC with 30 days prior written notification of such termination. Upon such termination, OSI shall notify COCC of the new escrow agent and shall provide COCC with an executed copy of the escrow agreement with such new escrow agent. Such escrow agreement shall comply with this Section 11.

         12   EMPLOYEES. During the term of this Agreement, each party will refrain from seeking to hire or hiring the employees of the other and, for the one year following termination of employment, terminated employees of the other without the prior written consent of the other.

         13   CONFIDENTIALITY.

              13.1 CONFIDENTIAL INFORMATION. The parties further acknowledge that in the course of performing their respective responsibilities under this Agreement, each may be exposed to or acquire information which is proprietary to or confidential to the other party or its clients, including computer programs, software tools, protocols, system benchmarks, business and marketing plans, product descriptions, development schedules, product positioning, choices of product names and financial data. All such confidential and proprietary information, in whatever form, are hereinafter collectively referred to as "Confidential Information." The parties shall use their commercially reasonable efforts to assist each other in identifying Confidential Information.

              13.2 NON-DISCLOSURE. Except as otherwise permitted hereunder, the parties agree to hold Confidential Information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such information to third parties or to use such information for any purposes whatsoever, without the express written permission of the other party and to advise each of their employees, agents and representatives of their obligations to keep such information confidential.

              13.3 DUTY TO COOPERATE. The parties shall use their commercially reasonable efforts to assist each other in identifying and preventing any unauthorized use or disclosure of any Confidential Information. Without limiting the foregoing, the parties shall use commercially reasonable efforts to immediately advise each other in the event that either learns or has reason to believe that any person who has had access to Confidential Information and has violated or intends to violate the terms of this provision. The parties agree to reasonably cooperate in seeking injunctive relief against any such person.

              13.4 EXCLUSIONS. "Confidential Information" shall not include information that: (i) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party; (ii) was known to the receiving party as of the time of its disclosure;
(iii) is subsequently learned from a third party not under a confidentiality obligation to the providing party; or (iv) is required to be disclosed pursuant to court order or government authority; provided, however, the receiving party shall provide notice to the other party sufficiently in advance of such disclosure to allow such other party to obtain a protective order if it so desires.

         14   WARRANTIES.

              14.1 OWNERSHIP. OSI represents and warrants that it has the sole ownership of and/or the right to license and sub-license the System, including the OSI Proprietary Software and the OSI Interface Software as contemplated by this Agreement and has the full power to grant the rights granted herein without the consent of any other person or entity. OSI represents and warrants that the System does not infringe any patent, copyright, or trademark or misappropriates a trade secret or infringes any intellectual property rights of any third party.

              14.2 PERFORMANCE. OSI represents, warrants and covenants that the media on which the System, including the OSI Proprietary Software and OSI Interface Software is recorded and delivered to COCC hereunder is free from defects in material and workmanship under normal use and service for a period of ninety (90) days from delivery. OSI agrees to replace any defective media upon return to OSI. OSI represents and warrants that it has taken all steps necessary to test the OSI Proprietary Software and the OSI Interface Software for Disabling Code (as defined herein) and to eliminate Disabling Code from the OSI Proprietary Software and the OSI Interface Software. OSI warrants that the OSI Proprietary Software and the OSI Interface Software will be free of Disabling Code as of the date of delivery by OSI to COCC. COCC warrants that any Enhancements made to the System and delivered to OSI shall be free of Disabling Code as of the date of delivery by COCC to OSI.

              14.3 DISABLING CODE. Disabling Code shall mean computer instructions that:

                    14.3.1 Alter, destroy or inhibit the OSI Proprietary Software, OSI Interface Software or COCC's processing environment, including without limitation, other programs, data storage, computer libraries, and computer and communications equipment;

                    14.3.2 Are without functional purpose, self-replicate without manual intervention; or

                    14.3.3 Purport to perform a meaningful function but which actually perform either a destructive or harmful function, or perform no meaningful function.

              14.4 FUTURE MODIFICATIONS AND ENHANCEMENTS. OSI will continue to take such steps with respect to future modifications and Enhancements to keep the same and the OSI Proprietary Software and OSI Interface Software free of Disabling Code. OSI agrees that it will maintain a master copy of the OSI Proprietary Software and the OSI Interface Software and all modifications and Enhancements made by OSI thereto, and will take such steps as are necessary to keep the same free of Disabling Code.

              14.5 PERFORMANCE. OSI represents that for a period of ninety (90) days after the date of execution of this Agreement and during any period during which COCC is receiving support in accordance with the terms and conditions hereof, the OSI Proprietary Software and the OSI Interface Software shall:

                    14.5.1 Function and perform substantially in accordance with the Documentation and specifications;

                    14.5.2 Operate on the Designated Hardware consistent with the specifications and Documentation; and

                    14.5.3 Process COCC's Customer's data in accordance with the minimum data processing standards promulgated by federal banking agencies which regulate COCC or the Customers.

If COCC discovers that either the OSI Proprietary Software or OSI Interface Software does not meet the criteria set forth above, COCC shall notify OSI and OSI shall promptly take all commercially reasonable steps necessary to bring the OSI Proprietary Software or OSI Interface Software into compliance with the criteria set forth above.

              14.6 YEAR 2000 COMPLIANCE. OSI represents and warrants that the occurrence in or use by the Systems by COCC and the Customers of dates on or after January 1, 2000 ("Millennial Dates") or which call on or require a calendar function including, without limitation, any function indexed to the CPU block, and any function providing specific dates or days shall not adversely affect its performance with respect to date-dependent data, computations, output, or other functions, including, but not limited, calculating, comparing, and sequencing and that the OSI System utilized by COCC and the Customers shall record, create, store, process, output information related to or including Millennial Dates, provide and, where appropriate, insert Millennial Dates and calculations for Millennial Dates without error or omissions and at no additional cost or expense to COCC or the Customers. The System (i) has no lesser functionality with respect to records containing dates both, or either, before and/or after January 1, 2000 than heretofore with respect to dates prior to January 1, 2000, (ii) is interoperable with other software used by COCC which may deliver records to, receive records from or otherwise interact with the System in the course of COCC's data processing, and (iii) is in compliance with all appropriate governmental regulatory agencies' requirements. Upon COCC's written request given after October 1, 1998, COCC, at its own cost, may retain the services of a third party auditor to review and evaluate, at a time mutually agreed, the System for the sole purpose of determining whether the System is able to perform according to the representations in this Section 14.6.

              14.7 COMPATIBILITY WITH DESIGNATED HARDWARE. The System, and each module and function thereof, will be capable of operating in a commercially reasonable manner on the Designated Hardware and operating environment specified in Schedules B and C.

              14.8 DISCLAIMER. THESE EXPRESS WARRANTIES TAKE THE PLACE OF AND SUPERSEDE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED AND WHETHER OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE. EXCEPT AS EXPRESSLY PROVIDED HEREIN, OSI DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE OSI PROPRIETARY SOFTWARE, OSI INTERFACE SOFTWARE OR DOCUMENTATION.

              14.9 LIMITATION OF LIABILITY. OSI SHALL NOT BE LIABLE TO COCC FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR IN ANY WAY RELATED TO THIS AGREEMENT, OR PERSONAL INJURY OR DAMAGE OR DESTRUCTION OF REAL OR TANGIBLE PERSONAL PROPERTY, EVEN IF OSI KNOWS, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES CAUSED BY OSI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

COCC SHALL NOT BE LIABLE TO OSI FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR IN ANY WAY RELATED TO THIS AGREEMENT, OR PERSONAL INJURY OR DAMAGE OR DESTRUCTION OF REAL OR TANGIBLE PERSONAL PROPERTY, EVEN IF COCC KNOWS, SHOULD HAVE KNOWN, OR HAS BEEN

ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES CAUSED BY COCC'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

              14.10 THIRD PARTY SOFTWARE. COCC understands that OSI is not responsible for, will have no liability for, and does not warrant hardware, software, or other items or any services provided by any persons other than OSI, provided however, OSI agrees to pass through any warranties obtained from third parties which relate to this Agreement.

         15   INDEMNIFICATION.

              15.1 INDEMNIFICATION BY OSI. OSI shall defend, indemnify and hold COCC, the Customers, and each of their officers, directors, agents and employees harmless from and against any and all claims, suits, damages, liabilities, costs and expenses (including reasonable attorney's fees) arising out of or resulting from any claim that COCC's use of the System infringes a United States patent, copyright, or trademark or misappropriates a trade secret or infringes any other intellectual property rights of any third party, provided OSI is:

                    15.1.1 promptly notified of any and all threats, claims and proceedings related thereto,

                    15.1.2 given reasonable assistance by COCC in OSI's defense of the claim (at OSI's sole cost and expense), and

                    15.1.3 given the opportunity to assume sole control over the defense and all negotiations for a settlement or compromise.

                    15.1.4 OSI shall not, however, enter into any settlement without COCC's prior written consent, which shall not be unreasonably withheld, if such settlement impairs any material right of COCC under the Agreement. COCC may participate, at its own expense, in any settlement discussions directly or through counsel of its choice.

              15.2 COCC'S RIGHT TO DEFEND. Notwithstanding anything to the contrary in Section 15.1 above, COCC shall have the right to defend and settle, at OSI's expense, against any such infringement or misappropriation claim in the event that OSI fails to assume or reasonably pursue such defense or reasonably protect the rights of COCC or its Customers as specified in this Agreement. If COCC or its Customers are enjoined from using the System or any portion thereof by any court order, and OSI cannot provide COCC with a non-infringing substitute or effect the provisions of Section 15.3 hereof, COCC may terminate this Agreement in its entirety and OSI shall return to COCC a portion of the License Fee required to purchase or obtain a non-infringing substitute for the System or any portion thereof. OSI shall remain liable for and indemnify COCC for any and all court-ordered damages awarded to any third party because of such infringement or misappropriation.

              15.3 OSI'S RIGHTS UPON INFRINGEMENT CLAIM BY THIRD PARTIES. In the event that the System, or any portion thereof becomes the subject of a claim of infringement or misappropriation, OSI may, at its expense, take any of the following steps so that: (1) COCC's use is not subject to any claim of infringement or misappropriation, and (2) COCC is provided with functionally equivalent software to the reasonable satisfaction of COCC, provided that COCC's use of the System conforms with the provisions of the Agreement:

                    15.3.1 At OSI's expense, procure for COCC the right to continue using the OSI Proprietary Software or Interface Software; or

                    15.3.2 Replace or modify the infringing portion of the System.

              15.4 LIMITATIONS. OSI shall not be liable under this Section 15 if OSI (a) has notified COCC of a potential infringement or misappropriation and
(b) has provided COCC with a new version of the System and Documentation, such that COCC has a reasonable amount of time to install the new version for its Customers, which avoids the infringement or misappropriation. Further, the foregoing indemnification obligations of OSI do not apply with respect to OSI's software and any other products or portions or components thereof:

                    15.4.1 which are not the latest available release supplied by OSI to COCC with respect to claims which arise from alleged infringement occurring after such release has been supplied to COCC;

                    15.4.2 which are modified by COCC after shipment by OSI, if the alleged infringement relates to such modification, unless OSI has consented to the modification in writing, or such modification is otherwise authorized, permitted or provided for under this Agreement;

                    15.4.3 which are combined by COCC with other products, processes, hardware or materials where the alleged infringement relates to such combination, unless OSI has consented in writing to such combination or such combination is otherwise authorized, permitted or provided for under this Agreement; or

                    15.4.4 which is third party software as defined in this Agreement.

              15.5 DISCLAIMER. THE FOREGOING STATES THE ENTIRE LIABILITY OF OSI WITH RESPECT TO INFRINGEMENT OF ANY PATENTS, COPYRIGHTS, TRADEMARKS OR MISAPPROPRIATION OF TRADE SECRETS BY THE OSI PROPRIETARY SOFTWARE OR OSI INTERFACE SOFTWARE OR ANY PARTS THEREOF. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NO COSTS OR EXPENSES SHALL BE INCURRED FOR THE ACCOUNT OF OSI BY COCC OR ITS AGENTS WITHOUT THE PRIOR WRITTEN CONSENT OF OSI.

              15.6 INDEMNIFICATION PROCEDURES. The OSI indemnification obligation under the foregoing subparagraph 15.1 shall not apply:

                    15.6.1 to the extent that the System was modified by COCC after shipment by OSI, if the alleged infringement relates to such modification, unless OSI has consented to the modification in writing, or such modification is otherwise authorized, permitted or provided for under this Agreement COCC's modifications to the System, and the modification is the sole cause of an infringement or misappropriation claim; or

                    15.6.2 if COCC fails to promptly notify OSI of any third party claim of which COCC has knowledge and gives OSI the initial opportunity to control the response thereto and the defense thereof, including without limitation any agreement relating to the settlement thereof, subject to section 15.2 above. COCC's failure to promptly give notice shall affect OSI's indemnification obligation only to the extent OSI's rights are materially prejudiced by such failure.

         16   TERMINATION.

              16.1 TERM. This Agreement shall commence as of the Effective Date and continue indefinitely unless terminated in accordance this Agreement.

              16.2  TERMINATION CONDITIONS. This Agreement shall terminate upon:

                    16.2.1 the mutual written agreement of the parties to terminate this Agreement;

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                    16.2.2 a party failing to cure its material breach within ninety (90) days of receipt of notice of such breach, and notice from the nonbreaching party to the breaching party of its intent to terminate this Agreement as of the date set forth in such notice;

                    16.2.3 a party (a) becoming or being declared insolvent or bankrupt, (b) becoming the subject of; and failing to cause its dismissal within 180 days, any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, (c) making an assignment for the benefit of all or substantially all of its creditors, or (d) entering into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, and notice from the other party of its intent to terminate this Agreement as of the date set forth in such notice;

                    16.2.4 written notice delivered to COCC by OSI within 180 days of a Change of Control of COCC;

                    16.2.5 written notice delivered to OSI by COCC within 180 days of a Change of Control of OSI. Any such termination under this Section 16.2.5 shall not relieve COCC of any ongoing or outstanding payment obligations for License Fees or Maintenance Fees due OSI under the terms of this Agreement.

              16.3 This Agreement shall terminate in its entirety if the System fails to perform to commercially reasonable standards during or within [**] from the Conversion Date at all [**] Pilot Institutions and:

                    16.3.1 COCC promptly provides OSI with written notice of the failure and makes commercially reasonable efforts to assist OSI in remedying the failure;

                    16.3.2  The failure cannot be corrected by OSI within six
                            (6) months after written notification by COCC of the failure;

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                    16.3.3 The failure materially effects the performance, function, use, or purpose of the System;

                    16.3.4 Upon any termination, COCC returns all OSI software and Documentation, including all components of the System, OSI Proprietary Software and OSI Interface Software, and all Enhancements to the System, including all copies thereof; and

                    16.3.5 Upon termination under this Section 16.3 and subject to subparagraph 16.3.4 above, COCC shall have no further obligation to pay any license fees or maintenance fees. However, OSI shall retain the original [**] down payment, but shall not be entitled to the additional [**] payable upon successful Conversion of the Pilot Institutions.

         17   DISPUTE RESOLUTION.

              17.1 Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration before three (3) arbitrators in accordance with the Rules of the American Arbitration Association ("AAA") then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be conducted in the city nearest COCC's Regional Outsourcing Data Center having an AAA regional office. The arbitrators shall be selected from a panel of persons having experience with and knowledge of electronic computers and the computer business, and at least one of the arbitrators selected shall be an attorney.

              17.2 The arbitrators shall have no authority to award punitive or exemplary damages. The arbitrators must make their ruling, finding or award in conformity with the terms and conditions of this Agreement.

              17.3 Either party, before or during any arbitration, may apply to a court having jurisdiction for a temporary restraining order or preliminary or permanent injunction where such relief is necessary to protect its interests.

              17.4 Neither party nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of both parties. However, an action under section 17.3 above shall not require the consent of the other party.

              17.5 Prior to initiation of arbitration or any form of legal or equitable proceeding permitted by this agreement, the aggrieved party shall give the other party at least thirty (30) days prior written notice describing the claim and amount as to which it intends to initiate action, provided that nothing contained herein shall prohibit either party from immediately seeking equitable relief to enforce any provision of this Agreement from a court of competent jurisdiction under such circumstances as that party's interests hereunder and its property will be otherwise irreparably harmed.

         18   GENERAL.

              18.1 NOTICES. Any notice provided pursuant to this Agreement shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof; (ii) if mailed, three (3) days after deposit in the United States mails, postage prepaid, certified mail return receipt requested, or (iii) if sent via overnight courier with receipt.

              If to COCC:  Mark Pumiglia, President
                           COCC, Inc.
                           135 Darling Drive
                           Avon Park South
                           Avon, CT 06001

                           With copies to:
                           General Counsel

                           [INFORMATION NEEDED]

              If to OSI:   Douglas Anderson, President
                           Open Solutions, Inc.
                           300 Winding Brook Drive
                           Glastonbury, CT 06033.

                           With copies to:
                           Frank Marco, Esq.
                           Shipman & Goodman
                           One American Row
                           Hartford, CT 06001

              18.2 BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

              18.3 GOVERNING LAW AND VENUE. This Agreement and performance hereunder shall be governed by the laws of the State of Connecticut without regard to conflicts of law.

              18.4 FORCE MAJEURE. Neither COCC nor OSI shall be liable to the other for delays in the performance of or completion of this Agreement if such delay is caused by strikes, riots, wars, government regulations imposed after the fact, acts of God, fire, flood or other similar causes beyond its control.

              18.5 SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

              18.6 REMEDIES. The rights and remedies of the parties set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to them in law or in equity.

              18.7 NO WAIVER. The waiver or failure of any party to exercise any right provided for herein shall not be deemed a waiver of any further right hereunder.

              18.8 INDEPENDENT CONTRACTORS. The parties shall at all times be independent contractors with respect to each other in carrying out this Agreement.

              18.9 HEADINGS. Headings used in this Agreement are for reference only and shall not be deemed a part of this Agreement.

              18.10 SURVIVAL. In addition to OSI's obligations under Section 8, and COCC's payment obligations under section 7 and rights to obtain the source code from escrow under Section 11, the provisions of this Agreement relating to warranties, indemnification, confidentiality, choice of law and dispute resolution shall survive the termination of this Agreement.

              18.11 TAXES. The System licensed hereunder to COCC is intended for sub-license to Customers and therefore should be exempt from sales, use and other-similar taxes. However, if such tax should be imposed on OSI, COCC shall either bear such tax by a direct payment to the taxing authority or shall reimburse OSI for such tax. COCC shall be responsible for any applicable customs and duties related to its sub-licensing of the System.

              18.12 ENTIRE AGREEMENT. This Agreement constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes and merges any prior understandings, statements, negotiations between the parties, whether oral or otherwise. This Agreement may not be modified except by a writing subscribed to by both parties.

              18.13 AMENDMENT. The parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing on behalf of each of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first set forth above.


Open Solutions Inc.                    Connecticut On-line Computer Center, Inc.

By: /s/ Douglas K. Anderson            By: /s/ Mark Pumiglia
    -------------------------              -------------------------------------
    Douglas K. Anderson                    Mark Pumiglia
    President & CEO                        President & CEO

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                   SCHEDULE A

OSI's "The Complete Banking Solution" Interface Listing All prices listed below will be subject to a [**] discount for COCC. Any Interface listed below or later developed by OSI may be purchased by COCC in a quantity that significantly decreases the overall costs of such interface per institution. The determination of such pricing shall be by mutual agreement between OSI and COCC.

Voice Response Units      [**]
Edify
Regency
InterVoice

General Ledger Systems N/C                     Asset/Liability              [**]
Financial Technology Inc.                      Financial Technology Inc.
Interactive Planning Systems                   Interactive Planning Systems

Item Processing      [**]                      Imaging Systems        [**]
      NCR Proprietary                                  SoftChec
      SoftChec
      Unisys Proprietary

Loan Origination Systems       [**]
      Sound Software
      CFI Laser Pro
      Contour
      Uniform (Specialized Data Systems)

Collections Systems       [**]
      Intelligent Banking Systems

ATM
      Positive Balance File    [**]
                  Mellon
                  EDS
                  Norwest

Electronic Forms          [**] per branch           [**] per pager setup
      Banker Systems Inc.
      Compliance Systems, Inc.
      Universal Pensions, Inc.
      Banking Spectrum, Inc.

COLD Systems              [**]
      Optech
      Macrosoft

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                                   SCHEDULE B

                      SERVER CPU, MEMORY AND DISK ESTIMATES

                                      [**]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




Estimated Hardware/Software for 200,000 Accounts

================================================================================
DP HARDWARE
================================================================================
DataBase Server Pentium Pro 200, Four Processor, 1GB RAM, (10)              [**]
    9GB Dr. RAID 5, DC ROM, dual power, supplies &
    fans, DAT Backup.
DataBase Remote Site Backup Server, (2) Pentium/166, 256M RAM,              [**]
    (9) 9GB Dr., CD ROM, DAT Backup

WS Pentium Pro 200, 256K Cache, 80M RAM, 2GB SCSI Dr., EISA                 [**]
    NIC, 14" SVGA Monitor, 4GB DAT, CD ROM, System Admin.,
    & Batch Workstation

WS Pentium Pro 200, 256K Cache, 48M RAM, 1GB SCSI Dr., EISA                 [**]
    NIC, 14" SVGA Monitor, CD ROM, Network Management Server

UPS
UPS

Ethernet Hub

================================================================================
DP SOFTWARE
================================================================================
NT Server
Data Replication Software

Oracle RDBMS NT/seat (qty = 85% of total w/s qty)

SQR Development System

Forest & Trees

Tape Backup NT

SQL Server

Powerchute

Anti-Virus Software InocLan

================================================================================
BRANCH OPERATIONS HARDWARE
================================================================================
Br. File Server Pent./166, 48M RAM, CD ROM, NIC PCI, EVGA
Color, (2) 2.1GB Dr.
WS Pent./200, 256 K Cache, 80M RAM, 2GB SCSI Dr., 4GB DAT,
    NIC PCI, EVGA Color, Br. Administrative Workstation
    & Network Manager.

UPS

DWA Printer Server., Pentium 133, 256K Cache, 32M RAM., 1GB
    IDE Dr., ISA NIC, 14" SVGA Monitor

Remote Access Modem 28.8kbps

Equipment Racks

CSU DSU Includes Cable

Router

Intelligent Ethernet Hub

Expansion Hub

WS Pentium 133, 256K Cache, 32M RAM, 1GB IDE Dr., ISA NIC,
    14" SVGA Monitor

UPS for DWA

Flatbed Color Scanner (1-2/branch)

Passbook Printer

Validation & Receipt Printer

MICR Printer, 12PPM, 5 Input Drawers, Network Card

================================================================================
BRANCH OPERATIONS SOFTWARE
================================================================================
Windows NT

Powerchute S/W (for graceful shutdown of servers)

MS NT Workstations

DWA Printer Manager

System Management SW

SMS Client License (20 User)

Tape Backup NT

Anti-Virus Software InocuLan

SQR Report Generator

                                   SCHEDULE C

OSI represents and warrants that the System can operate under Microsoft Windows NT and the UNIX operating systems. OSI also represents and COCC acknowledges that the preferred operating system for the System is Microsoft windows NT.

However, should it become necessary for COCC to utilize the System under the UNIX operating system, OSI agrees to assist COCC in doing so. Should the need to operate under the UNIX operating system be due to the System's failure to perform in a commercially reasonable manner, then OSI's assistance with the move to the UNIX operating system will be at OSI's expense. If COCC chooses to utilize the UNIX operating system for any reason other, the cost of OSI's assistance will be paid by COCC at the then current per diem rates for such services.

                                   SCHEDULE D

                            OSI Current Documentation




















                              [intentionally blank]

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                   SCHEDULE E




OSI PROPRIETARY SOFTWARE

A.   OSI Proprietary SOFTWARE

     "The Complete Banking Solution" Modules:

          Customer Service Representative       System Operations
          Teller                                Bank Operations
          Loan Monetary                         Branch Operations
          Loan CSR                              Product Manager
          Loan Utilities                        External File Manager
          Loan Investor                         Batch Manager
          Loan Escrow                           Batch Server
          Card Manager                          G/L Interface
          OSI Data Model                        IRS Manager


B.   DOCUMENTATION

     [**]










C.   Designated Hardware and Operating Systems

     The System operates on Intel based servers and personal computers utilizing Microsoft Windows NT as the operating system and the Oracle Relational Database Management System.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                                   SCHEDULE F



Third Party Software ("TPS")

Oracle Relational DataBase Management System         Release 7.3

Nexus All Printer/Device Class Service (Passbook & Validation & Receipt
Printers)

SQRIBE Software             SQR Production Reporting Tool

Eventus Software            SQL Studio Data Access Tool

Jetform Software            Forms Generation Tool for use with Electronic Forms

Octopus Automatic Switch Over Software               Disaster Recovery Tool







ORACLE PRICING:

     OSI and Oracle will negotiate the best possible pricing of the Oracle RDBMS for use by COCC. In no event will the cost of Oracle RDBMS to COCC exceed [**] of the cost of the OSI system as a whole.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                                   SCHEDULE G




Aggregate Number of COCC Customers on Effective Date of Agreement = [**]

                                   SCHEDULE H

                        OSI Current Support Service Rates
















                              [intentionally blank]

























                                   Page 1 of 1